FLEETCOR Announces $220 Million ASR Program; ASR Will Bring Fourth Quarter Repurchases to $565 Million, And Full Year 2018 Repurchases to Nearly $1 Billion, Or 5 Million Shares
Peachtree Corners, Ga --December17, 2018-- FLEETCOR Technologies, Inc. (NYSE:FLT), a leading global provider of commercial payment solutions , announced today that it has entered into an Accelerated Share Repurchase (“ASR”) program with Bank of America, N.A. to repurchase $220 million of common stock under its current share repurchase authorization.
Prior to this repurchase program, FLEETCOR had repurchased 1,769,954 shares for $345.4 million in the fourth quarter of 2018. Including the shares expected to be repurchased in the ASR program announced today, FLEETCOR will have repurchased approximately 3 million shares in the fourth quarter, and a total of approximately 4.9 million shares in 2018. These repurchases represent a substantial return of capital to shareholders by reducing outstanding shares by approximately 5.5%, or $946 million, since December 31, 2017.
The Company expects to fund the repurchase with a combination of debt and cash. Approximately 85 percent of the shares expected to be repurchased under the transaction will be received by FLEETCOR on December 18, 2018. The total number of shares ultimately repurchased under the program will be determined upon final settlement and will be based on a discount to the volume-weighted average price of FLEETCOR’s common stock during the ASR period. FLEETCOR anticipates that all repurchases under the ASR will be completed by the end of the first quarter of 2019.
Subsequent to completion of this ASR, FLEETCOR is expected to have approximately $64 million remaining under its current repurchase authorization.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to the expected side and timeframe of FLEETCOR’s ASR program. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation of the share repurchase program; the ability to complete the ASR program; fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, risks related to litigation: risks related to the unauthorized access to systems and information; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2017 and FLEETCOR’s quarterly reports on Form 10-Q for the three months ended March 31, 2018, June 30, 2018 and September 30, 2018. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments except as specifically stated in this press release or to the extent required by law.

About FLEETCOR

FLEETCOR Technologies (NYSE: FLT) is a leading global provider of commercial payment solutions. The Company helps businesses of all sizes better control, simplify and secure payment of their fuel, toll, lodging and other general payables. With its proprietary payment acceptance networks, FLEETCOR provides affiliated merchants with incremental sales and loyalty. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Australasia. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com